                                 ADDENDUM NO. 2

                                       TO

                        QUOTA SHARE REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1ST 2000

                                     BETWEEN

                 SUPERIOR INSURANCE COMPANY AND ITS WHOLLY-OWNED
                             INSURANCE SUBSIDIARIES

                                       AND

                    NATIONAL UNION FIRE INSURANCE COMPANY OF
                                 PITTSBURGH, PA.
                        (HERAFTER CALLED THE "REINSURER")

.................................................................................

It is understood and agreed that effective December 30, 2000 the following articles are amended to read as follows.

ARTICLE II                        TERM AND TERMINATION
----------                        --------------------

This Agreement commences at 12:01 a.m. Eastern Standard Time, January 1, 2000 and shall remain in force until 11:59 p.m. Eastern Standard Time, December 31, 2001. Either party may terminate effective on the first day of any calendar quarter with 60 days advance written notice. The Reinsurer shall remain liable for loss under reinsured policies effective prior to the termination date.

ARTICLE IV                        QUOTA SHARE PARTICIPATION AND LIMIT
----------                        -----------------------------------

The aggregate quota share cession shall be at the option of the Company and subject to a maximum of 75%. However, the maximum cession will be limited to $70,000,000 for the calendar year 2001. In the event this produces more than $70,000,000 for the calendar year, the dollar amount of cessions shall be reduced to $70,000,000. The quota share percent applicable for the Company shall be the ratio of the adjusted dollar cession to the gross subject written premium for the Company for that year. This limit can be increased by mutual agreement between the Reinsurer and the Company. The Company shall notify the Reinsurer prior to the last day of the calendar quarter of the quota share percent for that quarter. It is agreed that the cession for any one quarter shall not exceed 40% of the total cession for the calendar year. In the event the declared percent cession for a calendar quarter produces premiums in excess of 40% of the premium ceded for the calendar year the cession for that quarter shall be adjusted to the dollar amount that would equal 40% of the premium ceded for the year.

The Reinsurer's liability for aggregate losses, including allocated loss adjustment expenses (and unallocated loss adjustment expenses where applicable under REPORTS AND ACOCUNTING), shall be limited to 97% of earned premium ceded for all business from the inception date of this agreement and the calculation shall be from inception to the calculation date.


All other terms and conditions remain unchanged.

IN WITNESS WHEREOF: the parties hereto have caused this Agreement to be executed by their Authorized representatives.



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In:                                this             day of                 2000
   --------------------------------    -------------       ----------------

             NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA



By:
   ---------------------------

Title:
      --------------------------




And in                              this              day of                2000
      ------------------------------     -------------      ----------------

                           SUPERIOR INSURANCE COMPANY




By:
   ----------------------------

Title:
      ---------------------------










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